As filed with the Securities and Exchange Commission on March 30, 2020

Registration No. 333-[               ]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

DISH NETWORK CORPORATION

(Exact name of issuer as specified in its charter)

Nevada	88-0336997
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9601 South Meridian Boulevard
Englewood, Colorado	80112
(Address of principal executive offices)	(Zip code)

Amended and Restated DISH Network Corporation Employee Stock Purchase Plan
(Full title of Plans)

Timothy Messner
Executive Vice President and General Counsel
DISH Network Corporation
9601 S. Meridian Blvd.
Englewood, Colorado 80112
(303) 723-1000
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Class A Common Stock, par value $0.01 per share	3,000,000 shares	$ 18.84	$ 56,520,000.00	$ 7,336.30
1)

Additional shares of Class A Common Stock (“Shares”), par value $0.01 per share, of DISH Network Corporation (the “Registrant”), a Nevada corporation, to be issued pursuant to the Registrant’s Amended and Restated Employee Stock Purchase Plan (the “ESPP”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the amount of Shares registered hereunder includes an indeterminate number of Shares that may be issued in accordance with the provisions of the ESPP in connection with any anti-dilution provisions or in the event of any change in the outstanding Shares, including any stock split, stock dividend, recapitalization or other similar transactions.  The Registrant has previously registered: (i) 800,000 shares under the ESPP (before its amendment and restatement) on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on September 30, 1997 (File No. 333-36791); (ii) 1,000,000 shares under the Amended and Restated ESPP on Form S-8 filed with the SEC on August 14, 2006 (File No. 333-136603); (iii) 1,000,000 shares under the Amended and Restated ESPP on Form S-8 filed with the SEC on May 22, 2009 (File No. 333-159461); and (iv) 1,000,000 shares under the Amended and Restated ESPP on Form S-8POS filed with the SEC on June 29, 2018 (File No. 333-159461).

2)

The price is estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee and is $18.84, the average of the high and low prices of the Company’s shares of Class A common stock as reported by the NASDAQ Global Select Market on March 23, 2020.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by the Registrant for the purpose of registering an additional 3,000,000 shares of the Registrant’s Class A Common Stock to be issued pursuant to the Registrant’s Amended and Restated Employee Stock Purchase Plan. Accordingly, the contents of the previous Registration Statements on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on September 30, 1997 (File No. 333-36791),  August 14, 2006 (File No. 333-136603), and May 22, 2009 (File No. 333-159461) (as amended by the post-effective amendment on June 29, 2018 (File No. 333-159461)) (collectively, the “Prior Registration Statements”) are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference

In addition to the Prior Registration Statements, the following documents, which have heretofore been filed by the Registrant with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10-K for its fiscal year ended December 31, 2019;
(b)	The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on March 20, 2020; and
(c)

The description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form 8-A, declared effective June 20, 1995 by the SEC, pursuant to Section 12 of the Exchange Act.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement on Form S-8 and prior to such time as the Registrant files a post-effective amendment to this Registration Statement on Form S-8 that indicates that all securities offered hereby have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such reports and documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently-filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 5.Interests of Named Experts and Counsel

The validity of the securities being registered hereunder is being passed upon for the Registrant by Timothy A. Messner, Executive Vice President and General Counsel of the Registrant. As of March 30, 2020, Mr. Messner owned, directly and indirectly, 81,267 shares of Class A Common Stock which includes the right to acquire 79,434 additional shares of the Registrant’s Class A Common Stock within 60 days of March 30, 2020.

The consolidated financial statements of the Registrant as of December 31, 2019 and 2018, and for each of the years in the three-year period ended December 31, 2019, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2019, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Item 8.Exhibits

Exhibit Number	Description
4.1

Amended and Restated Articles of Incorporation of DISH Network Corporation (incorporated by reference to Exhibit 3.1(a) on the Quarterly Report on Form 10-Q of DISH Network Corporation for the quarter ended June 30, 2003, Commission File No. 0-26176), as amended by the Certificate of Amendment to the Articles of Incorporation of DISH Network Corporation (incorporated by reference to Annex 1 on DISH Network Corporation’s Definitive Information Statement on Schedule 14C filed on December 31, 2007, Commission File No. 0-26176) and as further amended by the Certificate of Amendment to the Articles of Incorporation of DISH Network Corporation, effective November 3, 2015 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of DISH Network Corporation filed November 3, 2015, Commission File No. 0-26176).

4.2

Amended and Restated Bylaws of DISH Network Corporation (incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K of DISH Network Corporation filed April 3, 2018, Commission File No. 0-26176).

4.3

DISH Network Corporation Amended and Restated Employee Stock Purchase Plan (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed on March 20, 2020).

5.1	Opinion of Timothy A. Messner (opinion re: legality)*
23.1	Consent of Timothy A. Messner (included in Exhibit 5.1 hereto)*
23.2	Consent of KPMG LLP*
24.1	Powers of Attorney

_____________________
*   Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood, State of Colorado, on March 30, 2020.

DISH NETWORK CORPORATION

By:	/s/ Timothy A. Messner
Timothy A. Messner
Executive Vice President and General Counsel
(Duly Authorized Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy A. Messner as the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including without limitation, post-effective amendments) or supplements thereto and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants unto the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully as to all intents and purposes as the undersigned might or could do in person, thereby ratifying and confirming all that the attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ W. Erik Carlson W. Erik Carlson	President and Chief Executive Officer (Chief Executive Officer)	March 30, 2020
/s/ Paul W. Orban Paul W. Orban	Executive Vice President and Chief Financial Officer (Chief Financial Officer)	March 30, 2020
/s/ Charles W. Ergen Charles W. Ergen	Chairman of the Board	March 30, 2020
/s/ Kathleen Q. Abernathy Kathleen Q. Abernathy	Director	March 30, 2020
/s/ James DeFranco James DeFranco	Director and Executive Vice President	March 30, 2020
/s/ George R. Brokaw George R. Brokaw	Director	March 30, 2020
/s/ Cantey M. Ergen Cantey M. Ergen	Director and Senior Advisor	March 30, 2020
/s/ Charles M. Lillis Charles M. Lillis	Director	March 30, 2020
/s/ Afshin Mohebbi Afshin Mohebbi	Director	March 30, 2020
/s/ Tom A. Ortolf Tom A. Ortolf	Director	March 30, 2020
/s/ Joseph T. Proietti Joseph T. Proietti	Director	March 30, 2020
/s/ Carl E. Vogel Carl E. Vogel	Director and Senior Advisor	March 30, 2020